Exhibit 99.1

Financial Contact: Media Contact:	James S. Gulmi (615) 367-8325 Claire S. McCall (615) 367-8283
GENESCO REPORTS SUBPOENA FROM U.S. ATTORNEY
NASHVILLE, Tenn., Nov. 26, 2007 -— Genesco Inc. (NYSE: GCO) reported that it has received a subpoena from the Office of the U.S. Attorney for the Southern District of New York for documents relating to the Company’s negotiations and merger agreement with The Finish Line. The subpoena states that the documents are sought in connection with alleged violations of federal fraud statutes.
     Genesco Chairman and Chief Executive Officer Hal Pennington stated, “The U.S. Attorney subpoena comes on the heels of the baseless fraud allegations made by UBS ten days ago. These allegations are completely without merit and are simply part of UBS’ litigation tactics to avoid their contractual obligations; we will fully cooperate with the U.S. Attorney in connection with their inquiry. Most importantly, we will not be deterred from enforcing our rights under the merger agreement.”
About Genesco Inc.:
Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,050 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website http://www.genesco.com.
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GENESCO INC. -— Add One
Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the outcome of litigation or any governmental inquiry relating to the merger; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (3) the outcome of any legal proceedings that have been or may be instituted against Genesco and others following announcement of the proposal or the merger agreement; (4) the failure by The Finish Line, Inc. to obtain the necessary debt financing arrangements set forth in commitment letters they received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger. Our business is also subject to a number of risks generally such as: (1) changing consumer preferences; (2) the companies’ inability to successfully market their footwear, apparel, accessories and other merchandise; (3) price, product and other competition from other retailers (including internet and direct manufacturer sales); (4) the unavailability of products; (5) the inability to locate and obtain favorable lease terms for the companies’ stores; (6) the loss of key employees; (7) general economic conditions and adverse factors impacting the retail footwear industry; (8) management of growth; and (9) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere, in our SEC filings, copies of which may be obtained by contacting the investor relations department of Genesco via our website www.genesco.com. Many of the factors that
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GENESCO INC. -— Add Two
will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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